                                                                  Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

                                     between

                        CITIZENS FINANCIAL SERVICES, FSB

                                       and

                            SUBURBFED FINANCIAL CORP.

                          dated as of December 29, 1997


                                (without exhibits)

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

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ARTICLE I            DEFINITIONS..........................................................  1

ARTICLE II           THE MERGER...........................................................  7

         2.1         The Merger...........................................................  7
         2.2         Effective Time; Closing..............................................  7
         2.3         Treatment of Capital Stock...........................................  8
         2.4         Shareholder Rights; Stock Transfers..................................  8
         2.5         Dissenting Shares....................................................  9
         2.6         Fractional Shares....................................................  9
         2.7         Options..............................................................  9
         2.8         Exchange Procedures.................................................. 10
         2.9         Additional Actions................................................... 12


ARTICLE III          REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY...................................................... 13

         3.1         Capital Structure.................................................... 13
         3.2         Organization, Standing and Authority of the Company.................. 13
         3.3         Ownership of the Company Subsidiaries................................ 13
         3.4         Organization, Standing and Authority of
                       the Company Subsidiaries........................................... 14
         3.5         Authorized and Effective Agreement................................... 14
         3.6         Securities Documents and Regulatory Reports.......................... 15
         3.7         Financial Statements................................................. 16
         3.8         Material Adverse Change.............................................. 17
         3.9         Environmental Matters................................................ 17
         3.10        Tax Matters.......................................................... 18
         3.11        Legal Proceedings.................................................... 18
         3.12        Compliance with Laws................................................. 19
         3.13        Certain Information.................................................. 19
         3.14        Employee Benefit Plans............................................... 20
         3.15        Certain Contracts.................................................... 21
         3.16        Brokers and Finders.................................................. 22
         3.17        Insurance............................................................ 22
         3.18        Properties........................................................... 23
         3.19        Labor................................................................ 23

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                                        i


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         3.20        Affiliates........................................................... 23
         3.21        Allowance for Loan Losses............................................ 23
         3.22        Fairness Opinion..................................................... 24
         3.23        Disclosures.......................................................... 24

ARTICLE IV           REPRESENTATIONS AND WARRANTIES
                       OF CITIZENS........................................................ 24

         4.1         Capital Structure.................................................... 24
         4.2         Organization, Standing and Authority of Citizens and the Holding
                       Company ........................................................... 24
         4.3         Ownership of the Citizens Subsidiaries............................... 25
         4.4         Organization, Standing and Authority
                       of the Citizens Subsidiaries....................................... 25
         4.5         Authorized and Effective Agreement................................... 25
         4.6         Regulatory Reports................................................... 27
         4.7         Financial Statements................................................. 27
         4.8         Material Adverse Change.............................................. 28
         4.9         Environmental Matters................................................ 28
         4.10        Tax Matters.......................................................... 29
         4.11        Legal Proceedings.................................................... 30
         4.12        Compliance with Laws................................................. 30
         4.13        Certain Information.................................................. 31
         4.14        Employee Benefit Plans............................................... 31
         4.15        Certain Contracts.................................................... 32
         4.16        Brokers and Finders.................................................. 33
         4.17        Insurance............................................................ 33
         4.18        Properties........................................................... 33
         4.19        Labor................................................................ 34
         4.20        Ownership of Company Common Stock.................................... 34
         4.21        Allowance for Losses on Loans........................................ 34
         4.22        Disclosures.......................................................... 34

ARTICLE V            COVENANTS............................................................ 35

         5.1         Reasonable Best Efforts.............................................. 35
         5.2         Shareholder and Member Meetings...................................... 35
         5.3         Regulatory Matters................................................... 35
         5.4         Investigation and Confidentiality.................................... 36
         5.5         Press Releases....................................................... 37
         5.6         Business of the Parties.............................................. 38
         5.7         Certain Actions...................................................... 41
         5.8         Current Information.................................................. 41
         5.9         Indemnification; Insurance........................................... 42



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         5.10        Directors............................................................ 44
         5.11        Employees and Employee Benefit Plans................................. 44
         5.12        Bank Merger.......................................................... 47
         5.13        Organization of the Holding Company.................................. 48
         5.14        Affiliates' Letters.................................................. 48
         5.15        Accountants' Letters................................................. 48
         5.16        Integration of Policies.............................................. 48
         5.17        Disclosure Supplements............................................... 48
         5.18        Failure to Fulfill Conditions........................................ 49

ARTICLE VI           CONDITIONS PRECEDENT................................................. 49

         6.1         Conditions Precedent - Citizens and the Company...................... 49
         6.2         Conditions Precedent - The Company................................... 51
         6.3         Conditions Precedent - Citizens...................................... 52

ARTICLE VII          TERMINATION, WAIVER AND AMENDMENT.................................... 53

         7.1         Termination.......................................................... 53
         7.2         Effect of Termination................................................ 54
         7.3         Survival of Representations, Warranties
                       and Covenants...................................................... 54
         7.4         Waiver............................................................... 54
         7.5         Amendment or Supplement.............................................. 55

ARTICLE VIII MISCELLANEOUS................................................................ 55

         8.1         Expenses; Termination Fees........................................... 55
         8.2         Entire Agreement..................................................... 57
         8.3         No Assignment........................................................ 57
         8.4         Notices.............................................................. 57
         8.5         Alternative Structure................................................ 58
         8.6         Interpretation....................................................... 58
         8.7         Counterparts......................................................... 58
         8.8         Governing Law........................................................ 59

Exhibit A            Form of Employment Agreement with Daniel P. Ryan
Exhibit B            Form of Employment Agreement with Byron G. Thoren
Exhibit C            Form of Employment Agreement with Steven E. Stock
Exhibit D            Form of Shareholder Agreement


                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (the "Agreement"), dated as of December 29, 1997, by and among Citizens Financial Services, FSB ("Citizens"), a federally-chartered savings bank, and SuburbFed Financial Corp. (the "Company"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Citizens and the Company have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Application for Conversion" shall mean the application submitted by Citizens to the OTS pursuant to the HOLA and the regulations of the OTS thereunder in connection with the Conversion, as amended and supplemented.

         "Bank" shall mean Suburban Federal Savings Bank, a federally-chartered savings bank and a wholly-owned subsidiary of the Company.

         "Bank Merger" shall have the meaning set forth in Section 5.12 hereof.

         "Bank Merger Agreement" shall have the meaning set forth in Section
5.12 hereof.

         "BIP" means the Bank Incentive Plan and Trusts.

         "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

         "Citizens Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

         "Citizens Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Citizens as of December 31, 1996, 1995 and 1994 and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Citizens for each of the three years ended December 31, 1996, 1995 and 1994, and (ii) the consolidated statements of condition of Citizens (including related notes and schedules, if any) and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Citizens with respect to the periods ended subsequent to December 31, 1996.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company Affiliate" shall mean any person who is deemed, for purposes of Rule 145 under the Securities Act, to be an "affiliate" of the Company.

         "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

         "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 1996, 1995 and 1994 and the consolidated statements of earnings, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 1996, 1995 and 1994 as filed by the Company in its Securities Documents, and (ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of earnings, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the periods ended subsequent to December 31, 1996.

         "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Option Plans.

         "Company Option Plan" shall mean each of the following stock option plans of the Company, as amended and as in effect as of the date hereof: the 1991 Stock Option and

Incentive Plan, the 1995 Stock Option and Incentive Plan and the 1997 Stock Option and Incentive Plan (collectively, the "Company Option Plans").

         "Company Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of the Company.

         "Conversion" shall mean (i) the amendment of Citizens' Charter to authorize the issuance of capital stock and otherwise to conform to the requirements of a stock savings bank chartered under the laws of the United States, (ii) the issuance of Holding Company Common Stock to eligible account holders of Citizens and others in connection therewith, (iii) the purchase by the Holding Company of all of the capital stock of Citizens to be sold by Citizens in connection with its conversion from mutual to stock form and (iv) the establishment of a private charitable foundation.

         "Dissenting Shares" shall have the meaning set forth in Section 2.5 hereof.

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act,

42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and
(ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" shall mean the Company's Employee Stock Ownership Plan and
Trust.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean Federal Home Loan Bank.

         "Form S-1" shall mean the registration statement on Form S-1 (or on any successor or other appropriate form) to be filed by the Holding Company in connection with the issuance of shares of Holding Company Common Stock in connection with the Merger and the Conversion, as amended and supplemented.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "Holding Company" shall mean a business corporation which shall be organized by Citizens under the DGCL for the purposes of becoming the holding company of Citizens upon consummation of the Conversion and acquiring the Company pursuant to the terms of this Agreement.

         "Holding Company Common Stock" shall mean the common stock, par value $.01 per share, of the Holding Company.

         "Holding Company Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Holding Company.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "Initial Public Offering Price" shall mean the price per share at which Holding Company Common Stock is ultimately sold by the Holding Company to eligible account holders of Citizens and others in connection with the Conversion.

         "Material Adverse Effect" shall mean, (i) with respect to the Company, any effect that is material and adverse to the financial condition, results of operations or business of the Company and its Subsidiaries taken as whole, or, in the case of Section 6.3(a) hereof, the Company and its Subsidiaries and the Holding Company taken as a whole after giving effect to the Conversion, (ii) with respect to Citizens, any effect that is material and adverse to the financial condition, results of operations, or business of Citizens and its Subsidiaries taken as a whole, or (iii) materially impairs the ability of either the Company or the Bank, on the one hand, or the Holding Company or Citizens, on the other hand, to consummate the Merger or any of the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Member" shall mean any person, firm or entity qualifying as a member of Citizens in accordance with its Charter and Bylaws.

         "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.17 hereof.

         "Prospectus" shall mean the prospectus to be delivered to (i) shareholders of the Company in connection with the offering of Holding Company Common Stock in connection with the Merger pursuant to this Agreement and (ii) eligible account holders of Citizens and others in connection with the offering of Holding Company Common Stock in connection with the Conversion, as amended and supplemented.

         "Proxy Statements" shall mean the proxy statements to be delivered to
(i) shareholders of the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and (ii) members of Citizens in connection with the solicitation of their approval of the Conversion and the transactions contemplated thereby, as amended and supplemented.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1- 02 of Regulation S-X of the Commission.

         "Surviving Bank" shall have the meaning set forth in section 5.12 hereof.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Holding Company (the "Merger") in accordance with the provisions of Section 251 of the DGCL. The Holding Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of the Holding Company immediately prior to the Effective Time. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

         (c) The Certificate of Incorporation and Bylaws of the Holding Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Certificate of Incorporation of the Holding Company immediately prior to the Effective Time.

         (e) The directors and officers of the Holding Company immediately prior to the Effective Time, together with the directors and officers elected pursuant to Section 5.10(a) and 5.11(e) hereof, shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation as well as the provisions hereof.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). The Effective Time will occur simultaneously with, or immediately after, the consummation of the Conversion. A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Central Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the

Closing) (the "Closing Date"), at such place and at such time as the parties may mutually agree upon. At the Closing, there shall be delivered to Citizens and the Holding Company, on the one hand, and the Company, on the other hand, the opinions, certificates and other documents required to be delivered under
Article VI hereof.

2.3      Treatment of Capital Stock

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

                  (i) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time (consisting of shares issued or to be issued by the Holding Company in connection with the Conversion) shall be unchanged and shall remain issued and outstanding;

                  (ii) each share of Company Common Stock owned by the Company (including treasury shares) or the Holding Company or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled and retired and shall not represent capital stock of the Holding Company and shall not be exchanged for shares of Holding Company Common Stock, or other consideration; and

                  (iii) each share of Company Common Stock which under the terms of Section 2.8 hereof is to be converted into the right to receive shares of Holding Company Common Stock shall, subject to Section 2.6 hereof, be converted into and become the right to receive a number of shares of Holding Company Common Stock equal to the quotient (calculated to the nearest one-thousandth) determined by dividing $36.00 by the Initial Public Offering Price (or 3.6 shares assuming an Initial Public Offering Price of $10.00 per share) (the "Exchange Ratio").

2.4      Shareholder Rights; Stock Transfers

         At the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under Sections 2.3 and 2.6 hereof. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled against delivery of certificates for whole shares of Holding Company Common Stock (plus cash in lieu of any fractional share interest) or cash (without interest) as herein provided.

2.5      Dissenting Shares

         Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Holding Company Common Stock and the holder thereof shall be entitled only to such rights as are granted by the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. If any dissenting shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Company Common Stock shall be converted into a right to receive Holding Company Common Stock at the Exchange Ratio, subject to the provisions of Section 2.6 hereof. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Company Common Stock of such holder shall be converted into the right to receive Holding Company Common Stock at the Exchange Ratio, subject to the provisions of Section 2.6 hereof.

2.6      Fractional Shares

         Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Initial Public Offering Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of fractional shares.

2.7      Options

         (a) At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a right to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each Company Option, in accordance with the terms of the applicable Company Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) the Holding Company and either its Board of Directors or a committee consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Option Plan, (ii) the number of shares of Holding Company Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of

Holding Company Common Stock resulting from such multiplication shall be rounded to the nearest share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (ii) and
(iii) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. The Holding Company and the Company shall take all necessary steps to effect the foregoing provisions of this Section 2.7(a).

         (b) As soon as practicable after the Effective Time, the Holding Company shall deliver to each participant in each Company Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Company Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.7(a) hereof after giving effect to the Merger. Within 30 days after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

2.8      Exchange Procedures

         (a) The Holding Company shall designate an exchange agent, reasonably acceptable to the Company, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. No later than seven business days following the Effective Time, the Holding Company shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock in exchange for the consideration set forth in Section 2.3 hereof deliverable in respect thereof pursuant to this Agreement.

         (b) At the Effective Time, the Holding Company shall issue to the Exchange Agent the number of shares of Holding Company Common Stock issuable in the Merger, which shall be held by the Exchange Agent in trust for the holders of Company Common Stock. The Exchange Agent shall promptly distribute Holding Company Common Stock (and cash in lieu of fractional shares pursuant to Section
2.6 hereof) as provided herein.

The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Holding Company Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

         (c) Each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Holding Company Common Stock into which the aggregate number of shares of company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Holding Company Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Holding Company Common Stock into which the aggregate number of shares of Company Common Stock previously represented by such certificate shall have been converted pursuant to the terms of this Agreement. After the Effective Time, there shall be no further transfer on the records of the Company of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Holding Company Common Stock under this Section 2.8 until such person surrenders the certificate or certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.

         (d) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.8, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificates evidencing shares of Holding Company Common Stock are to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) Any portion of the shares of Holding Company Common Stock delivered to the Exchange Agent by the Holding Company pursuant to Section 2.8(b) that remains unclaimed by the shareholders of Company for six months after the Effective Time shall be delivered by the Exchange Agent to the Holding Company. Any shareholders of the Company who have not theretofore complied with Section 2.8(c) shall thereafter look only to the Holding Company for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Holding Company Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Holding Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Company Common Stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Holding Company and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, the Holding Company and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.9      Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Citizens as follows, except as Previously Disclosed:

3.1      Capital Structure

         The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. As of the date hereof, 1,264,383 shares of Company Common Stock are issued and outstanding, 104,318 shares of Company Common Stock are held in treasury, and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Company Options to acquire not more than 264,967 shares of Company Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2      Organization, Standing and Authority of the Company

         The Company is a corporation duly organized and, validly existing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered to Citizens true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3      Ownership of the Company Subsidiaries

         The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified the Bank as its only Significant Subsidiary. Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of the Company Subsidiaries

         Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to Citizens true and complete copies of the Charter and Bylaws of the Bank as in effect as of the date hereof.

3.5      Authorized and Effective Agreement

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Citizens, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the

Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

         (c) To the best knowledge of the Company and the Bank, except for (i) the filing of applications with and the approvals of the OTS, (ii) the filing and effectiveness of the Form S-1 and the Proxy Statement relating to the meeting of shareholders of the Company to be held pursuant to Section 5.2 hereof with the Commission, (iii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger and, (v) the filing of Articles of Combination with the OTS in connection with the Bank Merger, (vi) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (x) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (y) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

         (d) As of the date hereof, neither the Company nor the Bank is aware of any reasons relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Citizens after the Effective Time of the business of the Company and the Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a Material Adverse Effect on the Holding Company or Citizens or materially impair the value of the Company and the Bank to the Holding Company and Citizens, respectively.

3.6      Securities Documents and Regulatory Reports

         (a) Since January 1, 1994, the Company has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities

Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since January 1, 1994, each of the Company and the Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company and the Bank by the OTS, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Company.

3.7      Financial Statements

         (a) The Company has previously delivered or made available to Citizens accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of December 31, 1996, 1995 and 1994 and the consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, are accompanied by the audit reports of Cobitz, Vandenberg & Fennessy, independent certified public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of December 31, 1996 (including related notes), (ii) of liabilities incurred since December 31, 1996 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transaction contemplated by this Agreement, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8      Material Adverse Change

         Since September 30, 1997, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9      Environmental Matters

         (a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

         (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

         (d) The Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof.

3.10     Tax Matters

         (a) The Company and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of the Company and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

         (c) Neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the

Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12     Compliance with Laws

         (a) Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

         (b) Neither the Company nor any Company Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or any Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information

         None of the information relating to the Company and its Subsidiaries supplied or to be supplied by them for inclusion in (i) the Form S-1, including the Prospectus, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is approved by the OTS under the HOLA and the regulations of the OTS thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company and Members of Citizens and up to and including the date or dates of the meetings of shareholders and Members to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     Employee Benefit Plans

         (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), whether written or oral, and the Company has previously furnished or made available to Citizens accurate and complete copies of the same together with, in the case of qualified plans,
(i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

         (b) None of the Company, any Company Subsidiary, any Company Employee Plan constituting an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Company Pension Plan") or, to the best of the Company's knowledge, any fiduciary of such Company Pension Plan, has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such Company Pension Plan. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Company Pension Plan.

         (c) Neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Pension Plan which is intended to qualify under Section 401 of the Code to the effect that such Company Pension Plan is qualified under Section 401 of the Code, and the trust associated with such Company Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked, and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such Company Pension Plan that is not reflected on the consolidated statement of financial condition of the Company at December 31, 1996 or the notes thereto included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

         (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15     Certain Contracts

         (a) Neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary; (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders

         Except for Capital Resources, Inc., neither the Company nor any Company Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance

         Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18     Properties

         All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of condition of the Company as of September 30, 1997 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19     Labor

         No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor a Company Subsidiary is involved in or, to the best knowledge of the Company, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse Effect on the Company. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.20     Affiliates

         The Company has Previously Disclosed to Citizens a schedule of each person that, to the best of its knowledge, is deemed to be a Company Affiliate.

3.21     Allowance for Loan Losses

         The allowance for loan losses reflected on the Company's consolidated statements of financial condition included in the September 30, 1997 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, in the opinion of the Company's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the September 30, 1997 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

3.22     Fairness Opinion

         The Company has received the opinion from Capital Resources, Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of the Company pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23     Disclosures

         None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to Citizens in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF CITIZENS

         Citizens represents and warrants to the Company as follows, except as Previously Disclosed:

4.1      Capital Structure

         As of the date hereof, Citizens is a federally-chartered savings bank in mutual form and, as a result, has no authorized or outstanding capital stock. Upon consummation of the Conversion, Citizens will be a duly organized federal savings bank in stock form and will have authorized capital stock as set forth in its Charter.

4.2     Organization, Standing and Authority of Citizens and the Holding Company

        (a) Citizens is a savings bank duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Citizens is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Citizens. The deposit accounts of Citizens are insured by the SAIF to the maximum extent permitted by the FDIA, and Citizens has paid all premiums and assessments required by the FDIA and the regulations thereunder. Citizens has heretofore delivered to the Company true and complete copies of the Charter and Bylaws of Citizens as in effect as of the date hereof.

         (b) At the Effective Time, the Holding Company will be duly organized, and validly existing under the DGCL.

4.3      Ownership of the Citizens Subsidiaries

         Citizens has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Citizens Subsidiary. Except for (x) capital stock of the Citizens Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Citizens does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Citizens Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Citizens free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.

4.4      Organization, Standing and Authority of the Citizens Subsidiaries

         Each of the Citizens Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Citizens Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing or property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Citizens.

4.5      Authorized and Effective Agreement

         (a) Citizens has, and following its organization the Holding Company will have, all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Conversion by the Members of Citizens) to perform all of its respective obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Citizens, except for the approval of the Conversion by the Members of Citizens, and promptly following organization of the Holding Company and their execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, the execution and delivery of this Agreement by the Holding Company and the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Holding Company. This Agreement has been duly and validly executed and delivered by Citizens and upon its execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, this Agreement will have been duly and validly executed and delivered by the Holding Company and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes or will constitute, as applicable, a legal, valid and binding obligation of Citizens, the Holding Company which is enforceable against Citizens, the Holding Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) nor compliance by Citizens or upon its organization the Holding Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Charter, Certificate of Incorporation, Bylaws or similar organizational documents of Citizens, any Citizens Subsidiary or upon its organization the Holding Company, except that Citizens will not be authorized to issue capital stock until consummation of the Conversion, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Citizens or upon its organization the Holding Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Citizens or upon its organization the Holding Company is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and Member approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Citizens or upon its organization the Holding Company.

         (c) To the best knowledge of Citizens, except for (i) the filing of applications and notices with and the approvals of the OTS, (ii) the filing and effectiveness of the Form S-1 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Holding Company Common Stock in connection with the Merger and the Conversion, (iv) the approval of the Conversion by the requisite vote of the Members of Citizens, (v) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger, (vi) review of the Merger by the DOJ under federal antitrust laws and (vii) the filing of Articles of Combination with the OTS in connection with the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Citizens or the Holding Company in connection with the (x) execution and delivery by Citizens of this Agreement, the execution and delivery by the Holding Company of an instrument of accession to this Agreement pursuant to
Section 5.13 hereof and the consummation by Citizens and the Holding Company of the transactions contemplated hereby and (y) the execution and delivery by Citizens of the Bank Merger Agreement and the consummation by Citizens of the transactions contemplated thereby.

         (d) As of the date hereof, Citizens is not aware of any reasons relating to Citizens (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Citizens after the Effective Time of the business of each of the Company and the Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of Citizens could have a Material Adverse Effect on the Holding Company or Citizens or materially impair the value of the Company and the Bank to the Holding Company and Citizens, respectively.

4.6      Regulatory Reports

         Since January 1, 1994, Citizens has duly filed with the OTS the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Citizens by the OTS, Citizens was not required to correct or change any action, procedure or proceeding which Citizens believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Citizens.

4.7      Financial Statements

         (a) Citizens has previously delivered or made available to the Company accurate and complete copies of the Citizens Financial Statements, which are accompanied by the audit reports of Ernst & Young LLP, independent certified public accountants with respect to Citizens. The Citizens Financial Statements, as well as the Citizens Financial Statements to be delivered pursuant to Section
5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Citizens as of the respective dates set forth therein, and the consolidated income, changes in retained income and cash flows of Citizens for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Citizens Financial Statements and the Citizens Financial Statements to be delivered pursuant to Section 5.8 hereof has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of Citizens have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Citizens and the Citizens Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Citizens and the Citizens Subsidiaries.

         (c) Except as Previously Disclosed or to the extent (i) reflected, disclosed or provided for in the consolidated statement of condition of Citizens as of December 31, 1996 (including related notes), (ii) of liabilities incurred since December 31, 1996 in the ordinary course of business and (iii) of liabilities in connection with consummation of the transaction contemplated by this Agreement, neither Citizens nor any Citizens Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Citizens on a consolidated basis.

4.8      Material Adverse Change

         Since September 30, 1997, (i) Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with the Conversion and with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Citizens.

4.9      Environmental Matters

         (a) To the best of Citizens's knowledge, Citizens and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Citizens. Neither Citizens nor any of its Subsidiaries have received any communication alleging that Citizens or any of is Subsidiaries is not in such compliance and, to the best knowledge of Citizens, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of Citizens's knowledge, none of the properties owned, leased or operated by Citizens or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Citizens.

         (c) To the best of Citizens's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Citizens or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Citizens has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Citizens.

         (d) Citizens has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Citizens Subsidiary as of the date hereof.

4.10     Tax Matters

         (a) Citizens and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Citizens nor any of its Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Citizens and its Subsidiaries are complete and accurate in all material respects. Neither Citizens nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of Citizens and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Citizens or any of its Subsidiaries as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Citizens or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Citizens' knowledge, threatened.

         (c) Neither Citizens nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Citizens or any of its Subsidiaries (nor does Citizens have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or to the best knowledge of Citizens threatened against Citizens or any of its Subsidiaries or against any asset, interest or right of Citizens or any of its Subsidiaries, or against any officer, director or employee of them that in any such case, if decided adversely, would have a Material Adverse Effect on Citizens. Citizens is not a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on Citizens.

4.12     Compliance with Laws

         (a) Citizens and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Citizens; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Citizens, no suspension or cancellation of any of the same is threatened.

         (b) Neither Citizens nor any of its Subsidiaries is in violation of its Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Citizens; and neither Citizens nor any of its Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that Citizens or any of its Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Citizens. Neither Citizens nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and neither Citizens nor any of its Subsidiaries have received any written communication requesting that it enter into any of the foregoing.

4.13     Certain Information

         None of the information relating to Citizens or the Holding Company supplied by them and to be included in (i) the Form S-1, including the Prospectus, will, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is approved by the OTS under the HOLA and the regulations of the OTS thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company and Members of Citizens and up to and including the date or dates of the meetings of shareholders and Members to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.14     Employee Benefit Plans

         (a) Citizens has Previously Disclosed all qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Citizens or any of its Subsidiaries(the "Citizens Employee Plans"), whether written or oral.

         (b) None of Citizens, any of its Subsidiaries, any Citizens Employee Plan constituting an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Citizens Pension Plan") or to the best of Citizens's knowledge, any fiduciary of a Citizens Pension Plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such Citizens Pension Plan. To the best of Citizens's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Citizens Pension Plan.

         (c) Neither Citizens nor any of its Subsidiaries participate in and have not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Citizens Pension Plan which is intended to qualify under Section 401 of the Code to the effect that the Citizens Pension Plan is qualified under Section 401 of the Code and the trust associated with such Citizens Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of

Citizens's knowledge, is threatened to be revoked and Citizens does not know of any ground on which such revocation may be based. Neither Citizens nor any of its Subsidiaries have any liability under any such Citizens Pension Plan that is not reflected on the statement of condition of Citizens at December 31, 1996 or the notes thereto included in the Citizens Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) To the best of Citizens's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Citizens Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Citizens.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Citizens Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Citizens Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Citizens Pension Plan.

         (g) To the best of Citizens's knowledge, the Citizens Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of Citizens, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Citizens Employee Plans or any trust related thereto or any fiduciary thereof.

4.15     Certain Contracts

         Neither Citizens nor any of its Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or understanding to which Citizens or any of its Subsidiaries is a party or by which any of the same is bound which limits the freedom of Citizens or any of its Subsidiaries to compete in any line of business or with any person, (ii) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any of regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (iii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Annual Report on Form 10-K under the Exchange Act (assuming Citizens was required to file such reports under the Exchange Act).

         (b) Neither Citizens nor any of its Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Citizens, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16     Brokers and Finders

         Except Charles Webb & Company, none of Citizens, any of its Subsidiaries, the Holding Company, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17     Insurance

         Citizens and each of its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18     Properties

         All real and personal property owned by Citizens or any of its Subsidiaries or presently used by them in their business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with its past practices. Citizens has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable
(ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the statement of condition of Citizens as of September 30, 1997 included in the Citizens Financial Statements. All real and personal property which is material to Citizens's business on a consolidated basis and leased or licensed by Citizens or any of its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19     Labor

         No work stoppage involving Citizens or any of its Subsidiaries is pending or, to the best knowledge of Citizens, threatened. Neither Citizens nor any of its Subsidiaries is involved in or to the best knowledge of Citizens threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a Material Adverse Effect on Citizens. Employees of Citizens and its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Citizens's knowledge, there have been no efforts to unionize or organize any employees of Citizens or any of its Subsidiaries during the past five years.

4.20     Ownership of Company Common Stock

         As of the date hereof, neither Citizens nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties or shares taken in consideration of debts previously contracted).

4.21     Allowance for Losses on Loans

         The allowance for losses on loans reflected on Citizens' consolidated statements of condition included in the September 30, 1997 Citizens Financial Statements is, or will be in the case of subsequently delivered Citizens Financial Statements, as the case may be, in the opinion of Citizens' management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of condition included in the September 30, 1997 Citizens Financial Statements is, or will be in the case of subsequently delivered Citizens Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

4.22     Disclosures

         None of the representations and warranties of Citizens or any of the written information or documents furnished or to be furnished by Citizens to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of the Company and Citizens (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Conversion and the Merger as promptly as reasonably practicable, it being the intention of the parties that the Conversion be consummated prior to the Effective Time and that the Bank Merger be consummated following the Effective Time in accordance with Section
5.12 hereof, and (ii) shall cooperate fully with each other to that end.

5.2      Shareholder and Member Meetings

         (a) The Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Company will recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

         (b) Citizens shall take all action necessary to properly call and convene a meeting of its Members as soon as practicable to consider and vote upon the Conversion and the transactions contemplated thereby. The Board of Directors of Citizens will recommend that the Members of Citizens approve the Conversion and the transactions contemplated thereby.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-1, the Prospectus and the Proxy Statements relating to the meetings of shareholders of the Company and the Members of Citizens to be held pursuant to Section 5.2 of this Agreement (the "Company Proxy Statement" and the "Citizens Proxy Statement," respectively) under the Securities Act and the Exchange Act, as applicable. Each of the Holding Company, Citizens and the Company shall use its reasonable best efforts to have the Form S-1 declared effective under the Securities Act and the Company Proxy Statement approved for mailing in definitive form under the Exchange Act as promptly as practicable after such filings and the receipt of conditional approval of the Application for Conversion by the OTS, and thereafter the Company shall promptly mail to its shareholders the

Company Proxy Statement and Prospectus and Citizens shall promptly mail, or in the case of the Prospectus make available, to its Members the Citizens Proxy Statement and the Prospectus. The Holding Company also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Holding Company Common Stock in connection with the Merger and the Conversion. The Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any of the foregoing actions.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Conversion, the Merger and the Bank Merger). Citizens and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) Citizens and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers and shareholders of the Company and such other matters as may be reasonably necessary or advisable in connection with the Form S-1 or any other statement, filing, notice or application made by or on behalf of Citizens, the Holding Company, the Company or the Bank to any Governmental Entity in connection with the Conversion, the Merger, the Bank Merger and the other transactions contemplated hereby.

         (d) Citizens and the Company shall promptly furnish each other with copies of written communications received by Citizens or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality

         (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases

         Citizens and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Citizens, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, the Company also will use all reasonable efforts to (x) preserve its business organization and that of the Bank intact, (y) keep available to itself and Citizens the present services of the employees of the Company and the Bank and (z) preserve for itself and Citizens the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Citizens or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.08 per share and except, in the event the Effective Time occurs more than 45 days after the commencement of any calendar quarter but prior to the normal dividend payment date for such calendar quarter, a pro rata cash dividend based on the Company's normal quarterly cash dividend rate; provided, however, that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

                  (ii) issue any shares of its capital stock, other than upon exercise of the Company Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by the Company in a Company Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law and (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

                  (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any of the Company's Pension Plan, BIP or ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

                  (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or any Company Subsidiary of any such obligation, except in the case of the Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that the Company and the Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by the Company or the Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (viii) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $25,000;

                  (ix) file any applications or make any contract with respect to branching or site location or relocation;

                  (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

                  (xi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xii) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiii) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP;

                  (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections
         6.1 or 6.3 hereof not to be satisfied; or

                  (xvi) agree to do any of the foregoing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, except with the prior written consent of the Company or as expressly contemplated hereby, Citizens and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During the period between the date hereof and the Effective Time, Citizens will use all reasonable efforts to (x) preserve its business organization intact, and (y) preserve for itself and the Company the goodwill of the customers of Citizens and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, Citizens shall not, and shall cause each Citizens Subsidiary not to:

                  (i) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP;

                  (ii) take any action that would result in any of the representations and warranties of Citizens contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied; or

                  (iii) agree to do any of the foregoing.

5.7      Certain Actions

         The Company shall not, and shall cause each Company Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or a Company Subsidiary (other than with Citizens or an affiliate thereof), provided, however, that the Board of Directors of the Company may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Company will promptly inform Citizens orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8      Current Information

         During the period from the date of this Agreement to the Effective Time, each of Citizens and the Company shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the quarter ending December 31, 1997), the Company will deliver to Citizens its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after December 31, 1997, the Company will deliver to Citizens its Annual Report on Form 10-K for 1997. As soon as reasonably available, but in no event more than 90 days after

December 31, 1997, Citizens will deliver to the Company audited statements of condition (including related notes and schedules, if any) of Citizens as of December 31, 1997 and 1996 and statements of income, changes in net worth and cash flows (including related notes and schedules, if any) of Citizens for each of the years in the three-year period ended December 31, 1997. Citizens also will deliver to the Company each Thrift Financial Report ("TFR") report filed by Citizens with the OTS concurrently with the filing of such call report. Within 25 days after the end of each month, the Company and Citizens will deliver to the other party an unaudited consolidated statement of condition and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Holding Company (the "Indemnifying Party") shall provide indemnification to any present or former director, officer or employee of the Company and each Company Subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), with respect to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section 5.17 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party would have been entitled to indemnification by the Company or any Company Subsidiary under the Certificate of Incorporation, Charter or Bylaws of the Company or any Company Subsidiary as Previously Disclosed, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Certificate of Incorporation, Charter or Bylaws of the Company or any Company Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) The Holding Company shall maintain the Company's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company and the Company Subsidiaries for a period of six years following the Effective Time, provided, however, that in no event shall the Holding Company be required to expend on an annual basis more than 125% of the amount paid by the Company and the Company Subsidiaries as of the date hereof for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Holding Company is unable to maintain or obtain the insurance called for hereby, the Holding Company shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of the Holding Company, the Company shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

         (d) In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     Directors

         Each of Citizens and the Holding Company agrees to take all action necessary to appoint or elect, effective as of the Effective Time, Daniel P. Ryan as a director of the Holding Company and the Surviving Bank, and one additional director of the Company and the Bank as a director of the Surviving Bank (in each ease to a three-year class ending at the Annual Meeting in 2001). The remaining directors of the Bank as of the Effective Time shall be appointed to an advisory board of the Holding Company for a three-year term.

5.11     Employees and Employee Benefit Plans

         (a) All employees of the Company, the Bank or any other Company Subsidiary as of the Effective Time (collectively, "Company Employees") shall become employees of the Holding Company or a Holding Company Subsidiary as of the Effective Time, provided that, other than as provided by Section 5.11(g) hereof, the Holding Company or a Holding Company Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Holding Company or a Holding Company Subsidiary a right to continuing employment with the Holding Company or a Holding Company Subsidiary after the Effective Time. To the extent that the Holding Company or a Holding Company Subsidiary terminates the employment of any Company Employee (other than those employees who receive payments pursuant to Section 5.11(d) hereof), other than for cause, within six months following the Effective Time, the Holding Company shall, or shall cause a Holding Company Subsidiary to, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to maximum of 10 years or, in the case of any Bank officer at or above the level of Vice-President as of the date hereof, 20 years) at the Company, the Bank and any other Company Subsidiary and Citizens, provided, however that in no event shall the Holding Company or a Holding Company Subsidiary have any obligation to provide severance benefits to any Company Employee whose termination of employment occurs due to resignation or discharge for cause or who is entitled to severance benefits or the equivalent thereof under the terms of an individual contract with the Company or the Bank.

         (b) With the exception of those individuals who are expected to enter into new employment agreements pursuant to Section 5.11(g) hereof, each Company Employee who remains employed by the Holding Company or a Holding Company Subsidiary following the Effective Time (each, a "Continuing Employee") shall be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans that the Holding Company or a Holding Company Subsidiary may continue for the benefit of Continuing Employees following the Effective Time and (ii) whatever employee benefit plans and other compensation and benefit plans (other than any stock option or restricted stock grant plan implemented by the Holding Company) that the Holding Company or a Holding Company Subsidiary may maintain for the benefit of its similarly situated employees on an equitably equivalent basis, if such Continuing Employee is not otherwise then participating in a similar plan described in Section 5.11(c) hereof. The parties hereto acknowledge that Continuing Employees shall be eligible to participate in the stock option plan implemented by the Holding Company within one year subsequent to the Effective Time ("New Option Plan") (subject to receipt of necessary corporate, regulatory and stockholder approval) based upon the same criteria as other employees of Citizens or the Holding Company and the level of grants shall give due regard to, among other factors, relative levels of title, duties, salary and other compensation and benefits. Notwithstanding the foregoing, the parties hereto agree that an aggregate of options to acquire not less than 75,000 shares of Holding Company Common Stock shall be made available under the New Option Plan for awards to be made, subject to the plan terms and conditions, to those individuals Previously Disclosed. The awards to be made under the New Option Plan pursuant to the immediately preceding sentence shall be made by the New Option Plan Committee after giving consideration to the recommendation of a committee of not less than three directors of the Company selected by the Board of Directors of the Company immediately prior to the Effective Time in order to implement the provisions hereof (the "Suburb Fed Stock Option Advisory Committee").

         (c) (i) At the Effective Time, the Holding Company or a Holding Company Subsidiary shall become the plan sponsor of each Company Employee Plan prior to such time. The Company agrees to take or cause to be taken such actions as the Holding Company or a Holding Company Subsidiary may reasonably request to give effect to such assumption. The Holding Company or a Holding Company Subsidiary shall have the right and power at any time following the Effective Time to amend or terminate or cease benefit accruals under any Company Employee Plan or cause it to be merged with or its assets and liabilities to be transferred to a similar plan maintained by it.

                  (ii) For purposes of its employee benefit plans, the Holding Company and a Holding Company Subsidiary shall treat Continuing Employees as new employees, but shall amend its plans to provide credit for purposes of vesting and eligibility to participate, for each Continuing Employee's service with the Company, the Bank and any other Subsidiary of the Company to the extent that such service was recognized for similar purposes under the Company Employee Plans immediately prior to the Effective Time. Continuing Employees and their covered dependents will not be deprived of any partial or complete coverage under any employee plan of the Holding Company or a Holding Company Subsidiary (which provides the type of benefits similar to benefits under any Company Employee Plan) because of any waiting period or pre-existing condition or previous medical treatments, except to the extent that such pre-existing condition or previous medical treatments were excluded from coverage under a Company Employee Plan, in which case this Section 5.11(c)(ii) shall not require coverage for such pre-existing condition or previous medical treatments. To the extent that the initial period of coverage for Continuing Employees under any employee benefit plan of the Holding Company or a Holding Company Subsidiary that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA overlaps with the 12 months coverage period of an applicable

Company Employee Plan, Continuing Employees shall be given credit during the initial period of coverage for any deductibles and coinsurance payments made by Continuing Employees under any Company Employee Plan during any partial period.

         (d) At the Effective Time, the employment agreements between the Company and the seven executives listed on Disclosure Schedule 5.11(d) hereto shall be cancelled in consideration of the benefits to be provided to each such executive as set forth in Disclosure Schedule 5.11(d) subject to the receipt by Holding Company from such executive of an acknowledgment and a release described in Section 5.11(e) below relating to his or her employment agreement. Except for the individuals described in Section 5.11(g) below, who will be offered new one-year employment agreements, the other four executives set forth on Disclosure Schedule 5.11(d) shall become, at the election of the Holding Company, at will Continuing Employees.

         (e) In the sole discretion of the Holding Company or a Holding Company Subsidiary, as applicable, payments made by it in satisfaction of obligations of the Company or the Bank under any Company Employee Plan or under any employment agreement referred to in Section 5.11(d) hereof shall be subject to the recipient's delivery to the Holding Company or a Holding Company Subsidiary, as applicable, of (i) a written acknowledgement signed by such recipient that the payment or payments to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of the Company, the Bank, the Holding Company or any Holding Company Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Company Employee Plan or employment agreement, as applicable.

         (f) The Company's Employee Stock Ownership Plan (the "Company ESOP") shall be terminated effective one day prior to the Effective Time. As soon as practicable after the Effective Time (but not prior to the publication of financial results covering at least 30 days of combined operations after the Merger), the trustees of the Company ESOP shall, if necessary, convert to cash a portion of the Holding Company Common Stock received by the Company ESOP in the Merger with respect to unallocated Company Common Stock in order to repay the entire outstanding balance of the Company ESOP loan in accordance with ERISA, the rules and regulations promulgated thereunder, the Code, the rules, regulations promulgated thereunder, and any precedential rulings issued by the Internal Revenue Service ("IRS"). As soon as practicable after the retirement of the Company ESOP loan (but not later than 90 days after the publication of financial results covering at least 30 days of combined operations after the Merger), the trustees of the Company ESOP shall allocate the remaining Holding Company Common Stock received by the Company ESOP in the Merger with respect to unallocated shares of Company Common Stock to the accounts of all Company ESOP participants (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balance of such participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the

Company ESOP except as restricted by applicable law, and in such a manner so as not to jeopardize accounting for the Merger as a pooling of interests. The Company and/or Citizens and the Holding Company shall exercise best efforts to implement procedures that will assure the full allocation of the remaining suspense account to such participants or their beneficiaries. Upon the election of any participant, his or her benefit that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the Code) under the Company ESOP may (i) in the sole discretion of Citizens and the Holding Company, be rolled over to any qualified Citizens or Holding Company (or any Subsidiary thereof) benefit plan, other than an employee stock ownership plan of the Holding Company or Citizens, or (ii) be rolled over to any individual retirement account and, provided further, that any such distribution shall not occur until receipt of a favorable termination ruling from the IRS.

         The foregoing actions relating to termination of the Company ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving
(i) a favorable determination letter from the IRS with regard to the continued qualification of the Company ESOP after any required amendments necessary to implement the actions thereof set forth above and (ii) the receipt of a favorable termination letter as to the termination of the Company ESOP. The Company, the Bank, and the Holding Company will cooperate in submitting appropriate requests for any such determination and termination letters to the IRS and will use their best efforts to seek the issuance of such letters as soon as practicable following the date hereof. The Company and the Holding Company will adopt such additional amendments to the Company ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of the Company or the Bank or result in an additional material liability to the Holding Company or Citizens.

         (g) As of the Effective Time, Citizens shall offer employment to Messrs. Daniel P. Ryan, Byron G. Thoren and Steven E. Stock pursuant to the terms of employment agreements in the form attached hereto as Exhibits A, B and C, respectively.

5.12     Bank Merger

         Citizens, the Holding Company and the Company shall take, and the Company shall cause the Bank to take, all necessary and appropriate actions, including causing the Bank and Citizens to enter into a merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into Citizens (the "Bank Merger") immediately after the Effective Time, or at such other time thereafter as may be determined by the Holding Company and Citizens in their sole discretion, in accordance with the requirements of all applicable laws of the United States and regulations of the OTS thereunder. Citizens shall be the surviving corporation in the Bank Merger (the "Surviving Bank"), and shall continue its corporate existence under the laws of the United States as a wholly-owned subsidiary of the Holding Company. The name of the Surviving Bank shall be determined by the Board of Directors of Citizens. The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Citizens immediately prior to the consummation of the Bank Merger, except as provided in Section 5.10 of this Agreement. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease.

5.13     Organization of the Holding Company

         Prior to the Effective Time, Citizens shall cause the Holding Company to be organized under the DGCL. Following the organization of the Holding Company and prior to the Effective Time, the Board of Directors shall approve this Agreement and the transaction contemplated hereby, and Citizens shall cause the Holding Company to execute and deliver an appropriate instrument of accession to this Agreement, whereupon the Holding Company shall become a party to, and be bound by, this Agreement.

5.14     Affiliates' Letters

         The Company shall use its reasonable best efforts to cause each person who is a Company Affiliate to execute and deliver to the Holding Company within 60 days of the date hereof an agreement in the form of Exhibit D hereto.

5.15     Accountants' Letters

         Each of the Company and Citizens shall use its reasonable best efforts to be delivered to the other party a letter of its respective independent public accountants, dated (i) the date on which the Form S-1 becomes effective under the Securities Act and (ii) a date shortly prior to the Effective Time, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72.

5.16     Integration of Policies

         During the period from the date of this Agreement to the Effective Time, the Company and the Bank shall, and shall cause their directors, officers and employees to, cooperate and assist Citizens in the formulation of a plan of integration for Citizens and the Company and the Bank with respect to their combined operations subsequent to the Effective Time.

5.17     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in
Article VI hereof have been satisfied.

5.18     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger, the Conversion or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - Citizens and the Company

         The respective obligations of Citizens and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby shall have been duly and validly taken by Citizens, the Holding Company, and the Company, including without limitation approval of this Agreement by the requisite vote of the shareholders of the Company.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Citizens, the Holding Company, the Company and the Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Citizens that had such condition or requirement been known, Citizens, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Citizens, the Holding Company, the Company or the Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

         (d) The Form S-1 shall have become effective under the Securities Act, and Citizens shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Holding Company Common Stock in connection with the Merger, and neither the Form S-1 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of Holding Company Common Stock to be issued in connection with the Merger and the Conversion shall have been approved for listing on the Nasdaq Stock Market's National Market.

         (f) Citizens shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Citizens, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Company shall have received the written opinion of Silver, Freedman & Taff, L.L.P. to such effect and to the effect that (i) no gain or loss will be recognized by the shareholders of the Company who receive Holding Company Common Stock in exchange for their Company Common Stock in the Merger; (ii) the tax basis of a shareholder in the Holding Company Common Stock received in the Merger in exchange for his or her Company Common Stock will be the same as the tax basis of the Company Common Stock surrendered in exchange therefor; and (iii) the holding period of the shares of Holding Company Common Stock received in the Merger will include the holding period of the shares of Company Common Stock surrendered therefor, provided that such Company Common Stock was held as a capital asset by such shareholder. Each such opinion shall be based on such written representations from Citizens, the Company and others as such independent public accountants and counsel shall reasonably request as to factual matters.

         (g) The Conversion shall have been consummated in accordance with the terms of Section 5.1 of this Agreement and applicable laws and regulations.

         (h) The Holding Company and the Company shall have received a letter from Ernst & Young LLP, Citizens's and the Holding Company's independent certified public accounts, dated as of the Effective Time, to the effect that, based on its review of this Agreement and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP.

         (i) Holders of not more than 10% of the outstanding Company Common Stock shall have elected to exercise dissenters' or appraisal rights under the DGCL.

6.2      Conditions Precedent - The Company

         The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Citizens set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the first sentence of Section 4.13, any inaccuracies in the representations and warranties of Citizens shall not prevent the satisfaction of the condition contained in this Section 6.2(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on Citizens. In applying the preceding sentence, the determination of whether a representation and warranty of Citizens is inaccurate shall be made without regard to any language in Article IV which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) Citizens shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) Citizens shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) Citizens shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Citizens as the Company may reasonably request.



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



6.3      Conditions Precedent - Citizens

         The obligations of Citizens to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Citizens pursuant to Section 7.4 hereof.

         (a) The representations and warranties of the Company set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the second and fourth sentences of Section 3.1 and the first sentence of Section 3.13, any inaccuracies in the representations and warranties of the Company shall not prevent the satisfaction of the condition contained in this Section 6.3(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on the Company. In applying the preceding sentence, the determination of whether a representation and warranty of the Company is inaccurate shall be made without regard to any language in
Article III which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) The Company shall have delivered to Citizens a certificate, dated the date of the Closing and signed by its Chairman and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) The Company shall have furnished Citizens with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as Citizens may reasonably request.



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



                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by Citizens in writing if the Company has, or by the Company in writing if Citizens has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by either Citizens or the Company in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger, the Conversion or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger, the Conversion or the other transactions contemplated by this Agreement;

         (d) at any time, by either Citizens or the Company in writing, if (i) the shareholders of the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) or (ii) the Members of Citizens do not approve the Conversion after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless in either case the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

         (e) by either Citizens or the Company in writing if the Effective Time has not occurred by the close of business on September 30, 1998, of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date.

         (f) by Citizens in the event of a Purchase Event (as defined in Section
8.1 hereof).

         For purposes of this Section 7.1, termination by Citizens also shall be deemed to be termination on behalf of the Holding Company.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses and the termination fees set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b),
(c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Citizens or the Company (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Citizens or the Company.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses; Termination Fees

         (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Citizens nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) Except as provided below, if this Agreement is terminated for any reason, Citizens shall pay to the Company within five days after such termination in immediately available funds, the sum of $2,500,000 as an agreed-upon break up fee. Provided, however, no break up fee shall be payable by Citizens to the Company if any of the following shall occur: (i) this Agreement is properly terminated by Citizens pursuant to 7.1(b) or (f); (ii) the Company refuses to convene its shareholders' meeting to vote on this Agreement or such shareholders' meeting is held and the Company shareholders do not approve this Agreement by the required vote; (iii) this Agreement is terminated because the closing condition set forth in Section 6.3(c) or (d) can not be satisfied; or
(v) the Company exercises a right of termination prior to September 30, 1998.

         (c) The Company shall pay Citizens, and Citizens shall be entitled to payment of, a fee (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Citizens in immediately available funds within five business days after the occurrence of a Purchase Event. The Fee shall be equal to $2,500,000. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date, (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Citizens pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company or the Bank or pursuant to Section 7.1(f) as a result of a Purchase Event) or (iii) 12 months following a termination of this Agreement by Citizens pursuant to Section 7.1(b) hereof unless a Purchase Event shall have occurred prior thereto.

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The Company or the Bank, without having received Citizens' prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Citizens or any affiliate of Citizens (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than Citizens or any affiliate of Citizens. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or the Bank, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or the Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of the Company or the Bank; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or any Subsidiary including the Bank;

                  (ii) After a bona fide proposal is made by any person other than Citizens or any affiliate of Citizens to the Company or its shareholders to engage in an Acquisition Transaction, (A) the Company or the Bank shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Citizens to terminate this Agreement or (B) the holders of the Company Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement or (C) the meeting of the holders of the Company Common Stock to approve this Agreement shall not have been held or shall have been canceled prior to termination of this Agreement or (D) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Citizens the recommendation of the Board of Directors of the Company with respect to this Agreement.

         If more than one of the transactions giving rise to a Purchase Event under this Section is undertaken or effected, then all such transactions shall give rise to only one Purchase Event.

         (e) The Company shall give written notice to Citizens within 24 hours of the occurrence of a Purchase Event known to the Company; however, the giving of such notice by the Company shall not be a condition to the right of Citizens to obtain the Fee.

8.2      Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and
5.11 hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Citizens:

             Citizens Financial Services, FSB
             707 Ridge Road
             Munster, Indiana 46321
             Attn: Thomas F. Prisby
                   Chairman and Chief Executive Officer
             Fax: (219) 836-2950

         With a required copy to:

             Elias, Matz, Tiernan & Herrick L.L.P.
             734 15th Street, N.W.
             Washington, DC  20005
             Attn: Raymond A. Tiernan, Esq. or Hugh T. Wilkinson, Esq.
             Fax: (202) 347-2172



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         If to the Company:

             SuburbFed Financial Corp.
             3301 Vollmer Road
             Flossmor, Illinois 60422
             Attn: Daniel P. Ryan
                   Chairman, President and Chief Executive Officer
             Fax: (708) 210-2674

         With a required copy to:

             Silver, Freedman & Taff, L.L.P.
             1100 New York Avenue, N.W.
             Washington, DC  20005
             Attn: Robert L. Freedman, Esq.
             Fax: (202) 682-0354

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, Citizens may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof,
(ii) consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of Citizens set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.



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8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to agreements made and entirely to be performed within such jurisdiction.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                           SUBURBFED FINANCIAL CORP.

Attest:

/s/Byron G. Thoren                         By:    /s/Daniel P. Ryan
---------------------------------                 ------------------------------
Name:      Byron G. Thoren                 Name:  Daniel P. Ryan
Title:     Executive Vice President        Title: Chairman, President and
                                                    Chief Executive Officer

                                           CITIZENS FINANCIAL
                                           SERVICES, FSB

Attest:

/s/Monica F. Sullivan                      By:    /s/Thomas F. Prisby
---------------------------------                 ------------------------------
Name:      Monica F. Sullivan              Name:  Thomas F. Prisby
Title:     Corporate Secretary             Title: Chairman and
                                                    Chief Executive Officer



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